UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2017

GETTY REALTY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110, Jericho, New York	11753-1681
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 478-5400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

  On February 21, 2017, Getty Realty Corp. (the “Company”) entered into an amended and restated note purchase and guarantee agreement (the “Second Amended and Restated Agreement”) amending and restating its existing senior unsecured note purchase agreement with The Prudential Insurance Company of America and certain if its affiliates (collectively, “Prudential”). Pursuant to the Second Amended and Restated Agreement, the Company issued $50,000,000 of 4.75% Series C Guaranteed Senior Notes due February 25, 2025 to Prudential (the “Series C Notes”). The Second Amended and Restated Agreement does not provide for scheduled reductions in the principal balance of the Series C Notes, or either of the Company’s previously issued Series A Notes or Series B Notes, prior to their respective maturities. The Second Amended and Restated Agreement requires the Company to maintain an aggregate Unencumbered Asset Value of all Unencumbered Eligible Properties of at least $500,000,000 and contains customary financial covenants such as limitations on the Company’s tangible net worth, fixed charge coverage ratio, ability to permit liens on its properties, as well as limitations on its ability to incur additional debt, which may limit the Company’s ability to incur additional debt or pay dividends. The Second Amended and Restated Agreement contains customary events of default, including default under the Credit Agreement and failure to maintain REIT status. Any event of default, if not cured or waived, could result in the acceleration of the Company’s indebtedness under the Second Amended and Restated Agreement and could also give rise to an event of default under, and could result in the acceleration of, the Company’s existing $225,000,000 senior unsecured credit agreement (the “Credit Agreement”) with a group of banks led by Bank of America, N.A. (the “Bank Syndicate”). The Company used the net proceeds from the issuance of the Series C Notes to repay $50,000,000 of borrowings outstanding under the Company’s existing $175,000,000 Revolving Facility under its Credit Agreement. Terms not defined in this paragraph shall have the meaning assigned to such terms in the Second Amended and Restated Agreement.

  As part of this transaction, the Company also entered into an amendment to its Credit Agreement with the Bank Syndicate to increase the required aggregate Unencumbered Asset Value of all Unencumbered Eligible Properties from $200,000,000 to $500,000,000. Terms not defined in the preceding sentence shall have the meaning assigned to such terms in the Credit Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

  The description of the terms of the Second Amended and Restated Agreement as set forth above in Item 1.01 is hereby incorporated by reference into this Item.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press release issued by Getty Realty Corp. on February 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: February 21, 2017	By:	/s/ Danion Fielding
Danion Fielding
Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Getty Realty Corp. on February 21, 2017.